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                                                                  EXHIBIT (a)(3)

                              WOLVERINE TUBE, INC.

                          NOTICE OF CHANGE OF ELECTION
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             ***PLEASE SEE THE INSTRUCTIONS THAT FOLLOW THIS FORM***

                NAME OF OPTIONEE:        __________________________

                SOCIAL SECURITY NUMBER:  __________________________

         I previously completed, signed and delivered an Election to Exchange Eligible Options (the "Election Form") in which I elected to exchange eligible options pursuant to the Offer to Exchange dated August 23, 2001. I now wish to either (a) change my election with respect to one or more (but not all) of my eligible options, as described in Section A, or (b) withdraw my election in its entirety and decline to participate in the Offer to Exchange altogether, as described in Section B.

A.       CHANGE OF ELECTION TO EXCHANGE ONE OR MORE ELIGIBLE OPTIONS

         I understand that in order to (a) withdraw one or more (but not all) eligible options that I previously elected to exchange or (b) elect to exchange additional eligible options that I did not previously elect to exchange, I must fully and correctly complete, sign and date this Notice of Change of Election (the "Notice"), specifying all of the eligible options that I wish to exchange and omitting any eligible options that I no longer wish to exchange, and deliver the Notice to the Company before 5:00 p.m. Central Time, on September 21, 2001, the expiration date, using one of the methods described in the instructions to this Notice.

         I understand and agree that by properly completing, executing and delivering this Notice I will (a) accept the offer with respect to any eligible options that I list below and (b) decline to accept the offer with respect to any eligible options that I do not list below.

         I understand and agree that, by omitting to list an eligible option below that was indicated for exchange on my Election Form or most recent Notice of Change of Election (if applicable), I am withdrawing my election to exchange that particular eligible option. I understand that this particular eligible option will not be cancelled and exchanged, but will continue in full force and effect, with its current exercise price and other existing terms.

         I understand and agree that the list of eligible options I elect to exchange in this Notice will replace the list of eligible options I elected to exchange in any previously submitted Election Form or Notice of Change of Election and that I will be deemed to have elected only the eligible options listed on this Notice. I understand that I will otherwise continue to be bound by all the representations and agreements contained in the Election Form and that the election of eligible



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options I list in this Notice will continue to be subject to all the terms and conditions set forth in the Offer to Exchange and in the Election Form I previously submitted.

         I understand that I may change my election and once again accept the offer with respect to eligible options that I do not list in this Notice by submitting to Wolverine, by the expiration date, a subsequent Notice of Change of Election listing all of the eligible options I wish to exchange.

B.       WITHDRAWAL OF ELECTION TO EXCHANGE ELIGIBLE OPTIONS

         I understand that in order to withdraw the eligible options that I previously elected to exchange and to decline to participate in the option exchange program, I must fully and correctly complete, sign and date this Notice, specifying that I wish to withdraw my election altogether, and deliver it to the Company before 5:00 p.m. Central Time, on September 21, 2001, the expiration date, using one of the methods described in the instructions to this Notice.

         I understand that if I choose to withdraw my election in its entirety and decline the offer with respect to all of my options, any previous Election Form or Notice of Change of Election I have previously submitted shall be disregarded and be of no further force or effect. None of my eligible options will be accepted for cancellation by the Company, I will not receive any new options pursuant to the terms of the Offer to Exchange, and my eligible options will remain unchanged at their original exercise price and terms.

                               -------------------


         Subject to the foregoing and the terms and conditions of the Offer to Exchange, I elect to participate, or decline to participate, in the option exchange program as indicated below:

                                (CHOOSE ONLY ONE)

    [ ] I wish to withdraw my election with respect to all eligible options I have previously elected to exchange. I decline to exchange any of my eligible options pursuant to the terms of the Offer to Exchange, and any previous Election Form or Notice of Change of Election that I have submitted shall be disregarded and be of no further force or effect.

    [ ] I wish to change my previous election with respect to one or more (but not all) of my eligible options. I hereby elect to exchange the eligible options listed below. I understand and agree that the list of eligible options set forth below replaces the eligible options I elected to exchange in any previously submitted Election Form or Notice of Change of Election.





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
       GRANT DATE OF                      EXERCISE PRICE OF                 NUMBER OF OPTION SHARES
      ELIGIBLE OPTION                      ELIGIBLE OPTION                   ELIGIBLE FOR EXCHANGE
------------------------------     ------------------------------    ----------------------------------------

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



Date:
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                                        Signature


                                        ----------------------------------------
                                        Print Name




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                  INSTRUCTIONS TO NOTICE OF CHANGE OF ELECTION

1. If you wish to change or withdraw your election to exchange eligible options, you must complete, sign and date this Notice and deliver it to the Company before 5:00 p.m. Central Time, on September 21, 2001, the expiration date.

2. You must sign this Notice exactly as your name appears on your previously submitted Election Form and on each option agreement evidencing the eligible options listed above. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, please set forth the signer's full title and attach to this Notice proper evidence of the authority of such person to act in such capacity.

3. Deliver the original copy of the completed Notice to Thomas Johnson, our Director of Investor Relations and Communications, before 5:00 p.m. Central Time on September 21, 2001. You must use one of the methods indicated below:

             METHOD OF DELIVERY         DELIVER TO
            ---------------------       -----------------------------------------------------
            Hand Delivery               Thomas Johnson, at the address below. You must obtain
                                        written confirmation of receipt from Mr. Johnson.

            Facsimile                   (256) 580-3996. You must obtain a fax confirmation.

            Registered Mail or          Thomas Johnson
            Overnight Courier           Director, Investor Relations and Communications
                                        Wolverine Tube, Inc.
                                        200 Clinton Avenue West, Suite 1000
                                        Huntsville, Alabama  35801
                                        (256) 580-3969

                                        If you deliver by mail, you must use registered mail,
                                        signature at delivery required. If you deliver by
                                        overnight courier, you must obtain a signature at
                                        delivery.

         The method of delivery and the delivery of all documents, including this Notice, are at your own risk. Delivery will be deemed made only when the documents are actually received by the Company. In all cases, you should allow sufficient time to ensure timely delivery.

4. If you have any questions or need assistance, please contact Thomas Johnson at (256) 580-3969 or johnsont@wlv.com.


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